Exhibit 10.2

Execution Version

October 4, 2023

Perception Capital Corp. II

3109 W 50th St., #207

Minneapolis, MN, 55410

Re:	Founder Share Forfeiture Agreement

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered in order to facilitate the fundraising efforts of Perception Capital Corp. II, a Cayman Islands exempted company (the “Company”), pursuant to which Perception Capital Partners II LLC, a Delaware limited liability company (the “Sponsor”), hereby agrees with the Company as follows:

1. The Sponsor, in connection with the closing of the proposed business combination of the Company with Spectaire, Inc. (the “De-SPAC Closing”), will forfeit for cancellation 585,000 Class B ordinary shares of the Company; and

2. Following the De-SPAC Closing, to the extent that, in accordance with that certain Subscription Agreement (the “Subscription Agreement”) dated as of October 4, 2023 by and between the Company and Polar Multi-Strategy Master Fund (the “Investor”), the Company is required to issue to the Investor any Default Shares (as such term is defined in the Subscription Agreement), Sponsor will forfeit for cancellation a number of shares of Class A common stock, par value $0.0001 per share, of the Company (“Class A Common Stock”) equal to the number of Default Shares, if any, issued by the Company to Investor;

3. From the De-SPAC Closing until the Investor Capital Contribution (as such term is defined in the Subscription Agreement) has been repaid in full in accordance with the terms of the Subscription Agreement and all Default Shares required to be issued by the Company pursuant to the Subscription Agreement have been so issued, to the extent that any Transfer (as defined below) would cause the Sponsor to hold less than 400,000 shares of Class A Common Stock, the Sponsor shall not, without the written consent of the Company: (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the U.S. Securities and Exchange Commission or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act of 1934, as amended, with respect to any shares of Class A Common Stock owned by the Sponsor; (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Class A Common Stock owned by the Sponsor; or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (clauses (i), (ii) and (iii), collectively, a “Transfer”). Any Transfer in violation of this Section 3 with respect to Class A Common Stock owned by the Sponsor shall be null and void, ab initio. The Sponsor acknowledges and agrees that, in furtherance of the foregoing, the Company shall: (a) place or cause to be placed a revocable stop order on all shares of Class A Common Stock owned by the Sponsor, including those which may be covered by a registration statement; (b) notify the Company’s transfer agent in writing of such stop order and the restrictions on the shares of Class A Common Stock owned by the Sponsor; and (c) direct the Company’s transfer agent not to process any attempts by the Sponsor to transfer any shares of Class A Common Stock except in compliance with this Section 3; and

4. This Letter Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[Signature page follows]

Sincerely,

PERCEPTION CAPITAL PARTNERS II LLC
By: Northern Pacific Group, L.P.
Its: Manager

By:	/s/ Scott Honour
Name: Scott Honour
Title: President

Acknowledged and Agreed:

PERCEPTION CAPITAL CORP. II

By:	/s/ Rick Gaenzle
Name: Rick Gaenzle
Title: Chief Executive Officer

[Signature Page to Letter Agreement]